Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Technest Holdings, Inc. of our report dated October 13, 2011, relating to our audits of the consolidated financial statements, of Technest Holdings, Inc as of June 30, 2011 and 2010 and for the years then ended, and to the use of our name and the reference to us appearing under the heading “Experts” in this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

February  2, 2012